Exhibit 99.1

SELECTED COMBINING CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

On July 8, 2026, FSP Greenwood Plaza Corp. (the “Seller”), a wholly-owned subsidiary of Franklin Street Properties Corp. (“FSP Corp.” or the “Registrant”), sold a property located at 6550 and 6560 Greenwood Plaza Boulevard, Englewood, Colorado (the “Property”) to University of Colorado Health (the “Buyer”), pursuant to a Purchase and Sale Agreement dated May 26, 2026, as amended pursuant to a First Amendment to Purchase and Sale Agreement dated June 30, 2026 (as amended, the “Agreement”). The gross purchase price for the Property was $19,356,000. There were no material relationships, other than in respect of the Agreement, among the Seller and the Buyer, or any of their respective affiliates.

The following unaudited pro forma condensed consolidated financial statements of FSP Corp. have been prepared to show the pro forma effect of the disposition of the Property and subsequent partial repayments of outstanding borrowings, including interest and fees, and have been prepared in accordance with Article 11 of Regulation S-X by applying pro forma adjustments to our historical combined financial information. The pro forma transaction accounting adjustments for the sale consist of those necessary to account for the disposition. The pro forma other transaction accounting adjustments consist of those necessary to account for the impact of debt repaid using net proceeds from the sale and the impact of such payments on interest expense and deferred financing costs. The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of FSP Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. The pro forma consolidated balance sheet has been presented as if the disposition of the Property and a partial repayment of the borrowings had occurred as of March 31, 2026. The pro forma condensed consolidated statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 are presented as if the disposition and partial repayments of the borrowings were completed on January 1, 2025.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the actual results of operations of FSP Corp. for the periods indicated, nor do they purport to represent the financial condition or results of operations of FSP Corp. for any future period. These unaudited pro forma financial statements are provided for informational purposes only. FSP Corp.’s financial position and results of operations after the disposition of the Property may be significantly different than what is presented in these unaudited pro forma financial statements. In the opinion of FSP Corp.’s management, all material adjustments necessary to reflect the effect of the above transactions have been made.

Franklin Street Properties Corp.

Unaudited Condensed Consolidated Pro Forma Balance Sheets

March 31, 2026

(dollars in thousands, except per share amounts)

		Transaction		Other Transaction
	Historical	Accounting		Accounting
	FSP Corp. (a)	Adjustments		Adjustments		Pro Forma

Assets:
Real estate assets, net	$788,571	$(24,316)	(b)	$-		$764,255
Acquired real estate leases, net	2,080	-		-		2,080
Cash, cash equivalents and restricted cash	23,753	17,509	(c)	(8,515)	(e)	32,747
Tenant rents receivable	1,345	-		-		1,345
Straight-line rents receivable	38,670	(671)	(b)	-		37,999
Prepaid expenses and other assets	4,322	-		-		4,322
Office computers & furniture, net	124	-		-		124
Deferred leasing commissions, net	22,921	(857)	(b)	-		22,064

Total assets	$881,786	$(8,335)		$(8,515)		$864,936

Liabilities and Stockholders' equity:
Liabilities:
Initial Term Loans, net	251,527	-		(7,453)	(e)	244,074
Accounts payable and accrued expenses	26,391	(478)	(b)	-		25,913
Accrued compensation	234	-		-		234
Tenant security deposits	6,186	-		-		6,186
Lease liability	1,002	-		-		1,002
Acquired unfavorable real estate leases, net	33	-		-		33
Total liabilities	285,373	(478)		(7,453)		277,442

Stockholders' Equity:
Preferred stock	-	-		-		-
Common stock	10	-		-		10
Additional paid-in capital	1,335,586	-		-		1,335,586
Accumulated distributions in excess of accumulated earnings	(739,183)	(7,857)	(d)	(1,062)	(e)	(748,102)
Total stockholders' equity	596,413	(7,857)		(1,062)		587,494

Total liabilities and stockholders' equity	$881,786	$(8,335)		$(8,515)		$864,936

Franklin Street Properties Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Three Months Ended

March 31, 2026

(dollars in thousands, except per share amounts)

		Transaction		Other Transaction
	Historical	Accounting		Accounting
	FSP Corp. (f)	Adjustments		Adjustments		Pro Forma
Revenues:
Rental	$26,225	$(1,066)	(g)	$-		$25,159
Total revenues	26,225	(1,066)		-		25,159
Expenses:
Real estate operating expenses	10,290	(407)	(g)	-		9,883
Real estate taxes and insurance	4,243	(173)	(g)	-		4,070
Depreciation and amortization	10,580	(345)	(g)	-		10,235
General and administrative	2,669	-		-		2,669
Interest	6,812	-		(210)	(i)	6,602
Total expenses	34,594	(925)		(210)		33,459

Loss on extinguishment of debt	(1,267)	-		-		(1,267)
Interest income	163	-		-		163
Loss before taxes	(9,473)	(141)		210		(9,404)
Tax expense	54	-		-		54

Net loss	$(9,527)	$(141)		$210		$(9,458)

Weighted average number of shares outstanding, basic and diluted	103,690					103,690

Net loss per share, basic and diluted	$(0.09)					$(0.09)

Franklin Street Properties Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended

December 31, 2025

(dollars in thousands, except per share amounts)

		Transaction		Other Transaction
	Historical	Accounting		Accounting
	FSP Corp. (f)	Adjustments		Adjustments		Pro Forma
Revenues:
Rental	$107,162	$(4,180)	(g)	$-		$102,982
Total revenues	107,162	(4,180)		-		102,982
Expenses:
Real estate operating expenses	42,040	(1,601)	(g)	-		40,439
Real estate taxes and insurance	18,211	(705)	(g)	-		17,506
Depreciation and amortization	42,609	(1,377)	(g)	-		41,232
General and administrative	12,427	(2)	(g)	-		12,425
Interest	24,718	-		(723)	(i)	23,995
Total expenses	140,005	(3,685)		(723)		135,597

Loss on extinguishment of debt	(12)	-		(111)	(j)	(123)
Loss on sale of properties, net	(12,902)	(7,857)	(h)	-		(20,759)
Interest income	986	-		-		986
Loss before taxes	(44,771)	(8,352)		612		(52,511)
Tax expense	189	-		-		189

Net loss	$(44,960)	$(8,352)		$612		$(52,700)

Weighted average number of shares outstanding, basic and diluted	103,640					103,640

Net loss per share, basic and diluted	$(0.43)					$(0.51)

FRANKLIN STREET PROPERTIES CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED

PRO FORMA FINANCIAL STATEMENTS

The above unaudited condensed consolidated pro forma financial statement presentation has been prepared based upon certain pro forma adjustments to the historical consolidated financial statements of FSP Corp. Certain assumptions regarding the operations of FSP Corp. have been made in connection with the preparation of the condensed consolidated financial pro forma information. These assumptions are as follows:

1. Adjustments to Pro Forma Condensed Consolidated Balance Sheet

(a)	Represents FSP Corp.’s historical condensed consolidated balance sheet as of March 31, 2026, which was derived from FSP Corp.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. FSP Corp. elected to be, and is qualified as, a real estate investment trust for federal income tax purposes. FSP Corp. has met the various required tests; therefore, no provision for federal or state income taxes has been reflected on real estate operations.

FSP Corp. has subsidiaries which are not in the business of real estate operations. Those subsidiaries are taxable as real estate investment trust subsidiaries, or TRS, and are subject to income taxes at statutory tax rates. FSP Corp. is also subject to a business tax known as the Revised Texas Franchise Tax. Some of FSP Corp.’s leases allow reimbursement by tenants for these amounts because the Revised Texas Franchise Tax replaces a portion of the property tax for school districts. Because the tax base of the Revised Texas Franchise Tax is derived from an income-based measure, it is considered an income tax. The taxes on income shown in the pro forma condensed consolidated statements of operations relates primarily to the Revised Texas Franchise Tax. There are no material items that would cause a deferred tax asset or a deferred tax liability.

(b)	Represents FSP Corp.’s disposition of the Property and the necessary adjustments to eliminate the real estate assets, rights and obligations associated with tenant leasing arrangements, accrued property taxes, and related intangible assets based on their carrying values as of March 31, 2026, disposed of on July 8, 2026.
(c)	Represents the net disposition proceeds received. The gross sales price of the Property was $19.4 million less purchase credits of $0.1 million, less estimated disposition related costs of $1.3 million, and less payment of property taxes in the amount of $0.5 million to the Buyer.
(d)	Represents FSP Corp.’s disposition of the Property and the related nonrecurring estimated loss on sale. The loss has been calculated based upon the net disposition proceeds of $17.5 million as described above in (c), less the carrying amounts of assets and liabilities as of March 31, 2026.
(e)	Represents a partial repayment of the borrowings, exit fee, and related legal fees in the aggregate amount of $8.5 million, paid from the net disposition proceeds received from the disposition of the Property, as described above in (c). The partial repayment resulted in a loss on extinguishment of debt of $1.1 million. The net reduction of debt associated with the borrowings was $7.5 million.

2. Adjustments to Pro Forma Condensed Consolidated Statements of Operation

(f)	Represents FSP Corp.’s historical condensed consolidated statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025, which were derived from FSP Corp.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026 and the Annual

Report on Form 10-K for the year ended December 31, 2025, respectively. The condensed consolidated statement of operations for the year ended December 31, 2025 includes a nonrecurring loss of $12.9 million for the sale of a property unrelated to the Property sold on July 8, 2026.
(g)	Represents FSP Corp.’s disposition of the Property and the necessary adjustment to eliminate the impact of historical rental income, real estate operating expenses, real estate taxes and insurance, depreciation and amortization, and general and administrative expenses associated with the Property.
(h)	Represents FSP Corp.’s disposition of the Property and the related nonrecurring estimated loss on sale. The loss has been calculated based upon the net disposition proceeds of $17.5 million as described above in (c), less the carrying amounts of assets and liabilities as of March 31, 2026.
(i)	Represents the amount of interest saved for the three months ended March 31, 2026 and for the year ended December 31, 2025 if the partial repayments on the then outstanding borrowings had occurred on January 1, 2025.
(j)	Represents a loss on extinguishment if the partial repayments on the then outstanding borrowings had occurred on January 1, 2025.